EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-46834, 33-88984, 33-87638, 33-88482 and 33-63429 on Form S-8 of (i) our report dated May 21, 2007 relating to the consolidated financial statements of Apollo Group, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the consolidated financial statements as discussed in Note 3 to the consolidated financial statements and the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as discussed in Note 2 to the consolidated financial statements), and (ii) our report dated May 21, 2007 on internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of Apollo Group, Inc. and subsidiaries for the fiscal year ended August 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
May 21, 2007